EXHIBIT 11.1

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             JUNE 30, 1997
                                                       THREE MONTHS   SIX MONTHS
                                                          ENDED          ENDED
                                                       ------------   ----------
PRIMARY EARNINGS PER SHARE
   Net earnings ....................................     $ 3,186        $ 7,872
                                                         =======        =======
   Weighted average number of
     common shares outstanding .....................      30,041         29,975
   Net effect of dilutive stock
     options, warrants and convertible
     preferred stock based on the
     treasury stock method using average
     market price ..................................         135            178
                                                         -------        -------
   Weighted average number of
     common and common equivalent
     shares outstanding ............................      30,176         30,153
                                                         =======        =======
PRIMARY EARNINGS PER COMMON
  AND COMMON EQUIVALENT SHARE ......................     $  0.11        $  0.26
                                                         =======        =======
FULLY DILUTED EARNINGS PER SHARE
   Net earnings ....................................     $ 3,186        $ 7,872
                                                         =======        =======
   Weighted average number of
     common shares outstanding .....................      30,041         29,975
   Net effect of dilutive stock
     options based on the treasury
     stock method using the greater
     of the average or ending
     market price ..................................         135            178
                                                         -------        -------
   Weighted average number of
     common and common equivalent
     shares outstanding ............................      30,176         30,153
                                                         =======        =======
EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE ASSUMING FULL DILUTION ..........     $  0.11        $  0.26
                                                         =======        =======

                                       26